UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                   FORM 8-K/A
                                (Amendment No. 1)
                              ---------------------


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NO.: 001-16207



                        Date of Report: October 31, 2006



                            GS AGRIFUELS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                                            98-0226479
--------------------------------------------------------------------------------
(State of other jurisdiction of                                  (IRS Employer
incorporation or organization)                               Identification No.)


One Penn Plaza, Suite 1612, New York NY                                 10119
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                 (212) 994-5374
--------------------------------------------------------------------------------
               (Registrant's telephone number including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This amendment is being filed in order to include the financial statements of NextGen Fuel, Inc.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION

Stillwater Asset-Based Fund, LP

On October 31, 2006 NextGen Acquisition, Inc., a subsidiary of GS AgriFuels, completed a sale of securities to Stillwater Asset-Based Fund, LP pursuant to a Securities Purchase Agreement dated as of October 27, 2006. The Agreement called for Stillwater to purchase a Term Note in the principal amount of $6 million. The Term Note was purchased by Stillwater on October 31 for a payment of $5,867,500.

The Term Note accrues interest at a rate of 20% per annum. Monthly payments of principal and interest are due, commencing on February 1, 2007. The amount of each monthly payment will be the greater of (a) the Fixed Amount or (b) the Biodiesel Systems Net Revenue Repayment Percentage. The Fixed Amount is:

                  For February and March, 2007:               $300,000
                  For April, May and June, 2007:              $350,000
                  For the remaining months of 2007:           $400,000

The Biodiesel Net Revenue Repayment Percentage is 25% of the Net Revenue from the first two systems sold in the preceding month, 30% of the Net Revenue from a third system, 35% of the Net Revenue from a fourth system, and 40% of the Net Revenue from additional systems. "Net Revenue" means the cash receipts from sale of biodiesel systems during the month, less costs associated with the sale. Additional payments will be required if NextGen Acquisition Corp sells any equity securities while the Term Note is outstanding or if NextGen Acquisition Corp. or any of the Guarantors sells any assets outside the ordinary course of business.

All amounts of principal and interest not previously satisfied will be due on December 31, 2007.

The  obligations  of  NextGen  Acquisition,  Inc.  under the Term Note have been guaranteed by GS AgriFuels and by the following affiliates: GreenShift Corporation, GS Energy Corporation, GS CleanTech Corporation, NextGen Fuel, Inc., Warnecke Design Services, Inc. and Warnecke Rentals, LLC (the "Guarantors"). Each of the Guarantors has pledged its assets to secure its guaranty.

Cornell Capital Partners, LP

On October 31, 2006 GS AgriFuels completed a sale of securities to Cornell Capital Partners, LP pursuant to a Securities Purchase Agreement dated as of October 25, 2006. The Agreement called for Cornell to purchase a Secured Convertible Debenture in the principal amount of $13 million. The Debenture was purchased by Cornell on October 31 for a payment of $11,635,000.

The Secured Convertible Debenture will mature on October 25, 2009. Interest will accrue on the Debenture at the rate of 10% per annum and will be payable on the Maturity Date. If the market price of GS AgriFuels common stock is less than the conversion price, GS AgriFuels can redeem the Debenture for 120% of its principal amount. Cornell will be entitled to convert the accrued interest and principal amount of the Debenture into GS AgriFuels common stock at a conversion price of $3.00 (or any lower price at which GS AgriFuels hereafter issues common stock to any third party). The maximum number of shares that Cornell may acquire at any time is 4.99% of the outstanding common shares.

Commencing on February 1, 2007, Cornell will also be entitled to convert into common stock up to $500,000 of the principal amount of the Debentures (including the $5,500,000 Debenture sold to Cornell on June 6, 2006) during any calendar month at a conversion price equal to the lowest daily Volume Weighted Average Price during the thirty trading days preceding conversion. However, GS AgriFuels may opt to redeem the portion of the Debentures offered for conversion in this manner by paying 120% of the amount converted.

The Debentures are secured by a pledge of all of GS AgriFuels's assets, including the capital stock of its subsidiaries: Mean Green BioFuels, Inc., Mean Green Biodiesel #1, Inc., Mean Green Biodiesel #2, Inc. and Mean Green Biodiesel #3, Inc. The subsidiaries of GS AgriFuels have pledged their assets to secure the Debentures. GreenShift Corporation, the parent of GS AgriFuels, and certain subsidiaries of GreenShift Corporation (including GS CleanTech Corporation and GS Energy Corporation) have also pledged their assets to secure the Debentures.

In consideration of Cornell's investment in the Debenture, GS AgriFuels issued to Cornell a five year Warrant to purchase 540,000 common shares. The exercise price is $.001or any lower price at which GS AgriFuels hereafter issues common stock to any third party.

GS AgriFuels has also agreed to file a registration statement with the Securities and Exchange Commission to enable Cornell to resell to the public any shares of GS AgriFuels common stock it acquires on conversion of the Debentures or exercise of the Warrant.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01         COMPLETION OF ACQUISITION OF ASSETS

On October 31, 2006 a wholly-owned subsidiary of GS AgriFuels purchased the outstanding capital stock of NextGen Fuel, Inc. NextGen Fuel is engaged in the business of developing and distributing esterification and transesterification biodiesel process technologies. The purchase price was approximately $21,300,000 cash. $17,000,000 was paid by GS AgriFuels at the closing. The remaining $4,300,000 will be payable on October 31, 2007 if NextGen Fuel has realized cash receipts of at least $7,500,000 since the acquisition and there are no claims for indemnification by GS AgriFuels.

Prior to the acquisition, there was no material relationship between GS AgriFuels and NextGen Fuel or its owners. However, NextGen Fuel has, at times in the past, purchased engineering services from Warnecke Design Services, Inc., which is a subsidiary of GreenShift Corporation, which owns 80% of the equity in GS AgriFuels.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements                                                                          Page
Audited Financial Statements of NextGen Fuel, Inc. for the period from
      January 18, 2005 (date of inception) through December 31, 2005...........................F-1

Unaudited Financial Statements of NextGen Fuel, Inc. for the nine month period ended September 30, 2006 and the period from January 18, 2005
     (date of inception) through September 30, 2005............................................F-9

Pro Forma Combined Financial Statements of GS AgriFuels and Subsidiary for the
      year ended December 31, 2005 and the nine month period ended
      September 30, 2006......................................................................F-15

Exhibits:

10-a Credit  Agreement   between  NextGen   Acquisition,   Inc.  and  Stillwater
     Asset-Based Fund, Inc. dated October 27, 2006. (1)

10-b Guaranty  Agreement  dated  October 25, 2006 among  Stillwater  Asset-Based
     Fund, LP and GreenShift Corporation, GS AgriFuels Corporation, GS Energy Corporation and GS CleanTech Corporation. (1)

10-c Pledge  Agreement  dated  October 25, 2006 between  Stillwater  Asset-Based
     Fund, LP and GS AgriFuels Corporation (1)

10-d Security  Agreement dated October 25, 2006 between  Stillwater  Asset-Based
     Fund, LP and GS AgriFuels Corporation (1)

10-e Securities  Purchase  Agreement  dated  October  25, 2006  between  Cornell
     Capital Partners, LP and GS AgriFuels Corporation. (1)

10-f Secured  Convertible  Debenture  due  October  25,  2009  issued to Cornell
     Capital Partners, LP (1)

10-g Security Agreement dated October 25, 2006 among GS AgriFuels Corporation, its subsidiaries, GreenShift Corporation, GS Energy Corporation and GS CleanTech Corporation and Cornell Capital Partners, LP. (1)

10-h Warrant to Purchase Common Stock issued to Cornell  Capital  Partners dated
     October 25, 2006. (1)

10-i Stock Purchase Agreement dated October 12, 2006 among NextGen  Acquisition,
     Inc., NextGen Fuel, Inc. and the shareholders of NextGen Fuel, Inc. (1)

--------------------------
(1) Previously filed.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GS AGRIFUELS CORPORATION


Dated:  February 12, 2008            By:/s/ Kevin Kreisler
                                            -------------------------
                                            Kevin Kreisler, President

 REPORT OF INDEPENDENT REGISTERED PUBLIC COMPANY ACCOUNTING FIRM



To the Board of Directors
 of NextGen Fuel, Inc.

We have audited the accompanying balance sheet of NextGen Fuel, Inc. as of December 31, 2005, and the related statements of income and retained earnings for the period from January 19, 2005 (date of inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standard of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NextGen Fuel, Inc. as of December 31, 2005, and the results of its operations for the period from January 19, 2005 (date of inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.



 Rosenberg Rich Baker Berman & Co.
 Bridgewater, New Jersey
 February 6, 2008


                                NEXTGEN FUEL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2005

ASSETS:
Current assets:

Cash ...................................................................   $  27,142
                                                                           ---------
Total current assets ...................................................      27,142
                                                                           ---------

TOTAL ASSETS ...........................................................   $  27,142
                                                                           =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY):
Current liabilities:
Accounts payable - related parties .....................................      89,628
Accrued expenses .......................................................      48,939
                                                                           ---------
Total current liabilities ..............................................     138,567
                                                                           ---------

TOTAL LIABILITIES ......................................................     138,567
                                                                           ---------

Stockholders' deficiency:
Common Stock, $0.01 par: 1,000 authorized shares, 870 shares outstanding           9
Additional paid-in capital .............................................    (283,150)
Deficit accumulated in the development stage ...........................    (394,584)
                                                                           ---------
Total stockholders' deficiency .........................................    (111,425)
                                                                           ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY) ................   $  27,142
                                                                           =========



                 The accompanying notes are an integral part of
                           the financial statements.


                                NEXTGEN FUEL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
   FOR THE PERIOD FROM INCEPTION (JANUARY 18, 2005) THROUGH DECEMBER 31, 2005




Revenues ......................................   $    --
Cost of revenues ..............................        --
                                                  ---------
     Gross profit .............................   $    --

Operating expenses:

    Professional fees - related parties .......     350,723
   Selling, general and administrative expenses     122,948
                                                  ---------
Total operating expenses ......................     473,671
                                                  ---------

Operating loss ................................   $(473,671)

Other income (expense):
   Feasibility studies ........................       4,087
   Grant income ...............................      75,000
                                                  ---------
     Total other income (expense) .............      79,087
                                                  ---------


Loss before provision for income taxes ........    (394,584)
                                                  ---------

Provision for income taxes ....................        --
                                                  ---------

Net loss ......................................   $(394,584)
                                                  =========





                 The accompanying notes are an integral part of
                           the financial statements.



                                NEXTGEN FUEL INC.
                    STATEMENT CHANGES IN STOCKHOLDERS' EQUITY
                          (A DEVELOPMENT STAGE COMPANY)
   FOR THE PERIOD FROM INCEPTION (JANUARY 18, 2005) THROUGH DECEMBER 31, 2005




                                                                                          Total
                                                              Additional   Accumulated  Stockholders'
                               Common Shares Common Stock   Paid-in Capital  Deficit      Equity
                                 --------------------------------------------------------------------

Balance at 1/18/05 (inception)        --       $    --       $    --       $    --        $    --

Common Stock Issued for Cash .         870             9           191          --              200

Related party debt forgiveness        --            --         282,959          --          282,959
    Net loss .................        --            --            --        (394,584)      (394,584)
                                 ---------     ---------     ---------     ---------      ---------

Balance at 12/31/05 ..........         870     $       9     $ 283,150     $(394,584)     $(111,425)
                                 =========     =========     =========     =========      =========




    The accompanying notes are an integral part of the financial statements.


                                NEXTGEN FUEL INC.
                             STATEMENT OF CASH FLOWS
   FOR THE PERIOD FROM INCEPTION (JANUARY 18, 2005) THROUGH DECEMBER 31, 2005


CASH FLOWS FROM OPERATING ACTIVITIES

Net loss ......................................................................   $(394,584)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in assets and liabilities
Increase in accounts payable - related parties
                                                                                     89,628
Increase in accrued expenses ..................................................     331,898
                                                                                  ---------
Net cash provided by operating operations .....................................      26,942
                                                                                  ---------

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of common stock ........................................         200
                                                                                  ---------
Net cash provided by financing activities .....................................         200

Increase (decrease) in cash ...................................................      27,142
Cash at beginning of year .....................................................           0
                                                                                  ---------
Cash at end of year ...........................................................   $  27,142
                                                                                  =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the period ending December 31, 2005, the Company was forgiven for $282,959 in accrued consulting fees due to related parties, which was credited to Additional Paid-In Capital.







                 The accompanying notes are an integral part of
                           the financial statements.


                                NEXTGEN FUEL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

1        DESCRIPTION OF BUSINESS

NextGen Fuel, Inc. ("we," "our," "us," "NextGen Fuel," or the "Company) is a development stage Delaware corporation that was incorporated on January 18, 2005. NextGen Fuel is engaged in the business of developing and distributing esterification and transesterification biodiesel process technologies.

On October 31, 2006, a wholly-owned subsidiary of GS AgriFuels Corporation ("GS Agrifuels") purchased 100% of the outstanding capital stock of the Company (see
Note 7).

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

References to the "FASB", "SFAS", and "SAB" herein refer to the "Financial Accounting Standards Board," "Statements of Financial Accounting Standards," and the "SEC Staff Accounting Bulletin," respectively.

CASH AND EQUIVALENTS

The Company considers cash and equivalents to be cash and short-term investments with original maturities of three months or less from the date of acquisition.

REVENUE RECOGNITION

The Company recognizes revenue from a sale of equipment when persuasive evidence of an arrangement exists, title and risk of loss transfers to the customers, prices are fixed and determinable, and it is reasonable assured the related accounts receivable is collectible. Our sales terms primarily are FOB shipping point. As of December 31, 2005 the company had no revenue, and other income was comprised of income from local government grants and other income related to feasibility studies.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The carrying values of accounts receivable, other receivables, accounts payable, and accrued expenses approximate their fair values due to their short term maturities. As of December 31, 2005 the company was carrying no long term debt. Related party accrued expenses in the amount of $282,959 were forgiven as of December 31, 2005.

3        COMMITMENTS AND CONTINGENCIES

CONSULTING AGREEMENTS

NextGen entered into a Management Services Agreement with Golden Technologies, LLC on January 19, 2005. Golden Technology, LLC incubates and actively manages new technology companies focused on energy and the environment. Under the terms of the agreement, Golden Technology, LLC will provide Business Development and Management Services, Technology Design Development and Commercialization Services, and Bookkeeping and Administrative Services. For the Business Development and Management Services, Golden Technology will be compensated $7,200 per month. For the Technology Design Development and Commercialization Services, Golden Technology will be compensated $9,600 per month. For Bookkeeping and Administrative Services, Golden Technology will be compensated $2,000 per month. This agreement was terminated as of October 31, 2006 due to the acquisition by GS AgriFuels Corporation

NextGen entered into a Management Services Agreement with Jeff DeWeese on January 19, 2005. Under the terms of the agreement, Mr. DeWeese will provide Business Development and Business Management Services. In compensation for Mr. DeWeese's services, NextGen will pay $12,000 per month. Additionally, Mr. DeWeese will receive additional compensation in the form a performance incentive equal to 5% of the total dividends and/or stock repurchase prices paid to shareholders of NextGen. This agreement was terminated as of October 31, 2006 due to the acquisition by GS AgriFuels Corporation

                                NEXTGEN FUEL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

3    COMMITMENTS AND CONTINGENCIES (Continued)

FORGIVENESS OF DEBT

For the period ending December 31, 2005, Golden Technology, LLC forgave $282,959 of accrued consulting fees.

LEGAL PROCEEDING

The Company is party to the matter entitled O'Brien & Gere Limited, et al v. NextGen Chemical Processors, Inc., et al, which action was filed in the Supreme Court of the State of New York. The verified complaint, which also names the Company and certain of its affiliates, seeks performance of and damages relating to certain service and related agreements, plus attorney's fees and costs. This matter relates to the provision by plaintiffs of certain engineering services to NextGen Chemical Processors, Inc. ("NCP") during 2005 and 2006. NCP is owned by the former shareholders of the Company. The Company paid $25,000 in engineering services to NCP as a related party transaction during the year ended December 31, 2005. The Company has responded to the verified complaint and denies any liability.

4    INCOME TAXES

NextGen Fuel has incurred losses, which have generated net operating loss carryforwards as of December 31, 2005. As of December 31, 2005 the company had incurred a total loss since inception, of $394,584. These loss carryforwards are subject to limitation in future years should certain ownership changes occur. For the year ended December 31, 2005, NextGen's effective tax rate differs from the federal statutory rate principally due to net operating losses and other temporary differences for which no benefit was recorded. For the year ended December 31, 2005 there were no current income tax provision. Deferred tax assets are as follows:

                                                                 12/31/2005
                                                               -------------
Deferred Tax Asset:
Net operating loss carryforwards                                  $ 394,584
                                                               -------------

Total deferred tax assets                                           394,584
Less: Valuation allowance                                         (394,584)
                                                               -------------

Net deferred tax assets                                             $    --
                                                               =============

NextGen  Fuel,   Inc.  has  federal  net  operating   loss   carry-forwards   of
approximately $394,584 which expire through December 31, 2025.

5    STOCKHOLDERS' EQUITY

The Company's capital stock consists of 1,000 shares of common stock authorized with 870 shares outstanding as of December 31, 2005. Additional paid in capital increased by $282,959 as a result of the forgiveness of accrued expenses pertaining to the consulting fees owed to related parties.

6    RELATED PARTY TRANSACTIONS

During the year ended December 31, 2005, NextGen Fuel, Inc. had incurred an aggregate of $350,723 in professional fees to Golden Technology, LLC, a related party and Jeff DeWeese, a related party (see Note 3). Accounts payable that was due to Golden Technology, LLC, a related party, as of 12/31/05, was $89,628.

                                NEXTGEN FUEL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

7    SUBSEQUENT EVENTS

ACQUISITION BY GS AGRIFUELS CORPORATION

On October 31, 2006, a wholly-owned subsidiary of GS AgriFuels Corporation ("GS Agrifuels") purchased 100% of the outstanding capital stock of the Company. The purchase price was $21,204,437, of which 17,000,000 was paid at closing. The remaining $4,204,437 in holdback held by the sellers will be payable once the Company has realized revenue of at least $7,500,000 subsequent to the acquisition and there are no claims for indemnification by GS AgriFuels.

On October 31, 2006 NextGen Acquisition, Inc., a subsidiary of GS AgriFuels which was formed to facilitate the acquisition of the Company, completed a sale of securities to Stillwater Asset-Based Fund, LP pursuant to a Securities Purchase Agreement dated as of October 27, 2006. The Agreement called for Stillwater to purchase a Term Note in the principal amount of $6 million. The obligations of NextGen Acquisition Inc. under the Term Note have been guaranteed by the Company as well as GS AgriFuels and the following affiliates: GreenShift Corporation, GS Energy Corporation, GS CleanTech Corporation, Warnecke Design Services, Inc. and Warnecke Rentals, LLC (the "Guarantors"). Each of the Guarantors has pledged its assets to secure its guaranty.

                                NEXTGEN FUEL INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 2006

ASSETS:
Current assets:

Cash ............................................................   $ 1,230,779
                                                                    -----------
Total current assets ............................................     1,230,779

TOTAL ASSETS ....................................................   $ 1,230,779
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accrued expenses ................................................       115,202
                                                                    -----------
Total current liabilities .......................................       115,202
                                                                    -----------

TOTAL LIABILITIES ...............................................       115,202
                                                                    -----------


Stockholders' equity:
Common Stock, $0.01 par: 1,000 authorized, 870 shares outstanding             9
Additional paid-in capital ......................................      (335,519)
Retained Earnings ...............................................      (780,049)
                                                                    -----------
Total stockholders' equity ......................................    (1,115,577)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......................   $ 1,230,779
                                                                    ===========




                 The accompanying notes are an integral part of
                           the financial statements.

                                NEXTGEN FUEL INC.
                            STATEMENTS OF OPERATIONS
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND THE PERIOD
      FROM JANUARY 18, 2005 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005


                                                       9/30/06     9/30/05
                                                     ---------------------
Revenues .........................................   $2,749,985   $     --
Cost of revenues .................................      762,506         --
                                                     ----------   ----------
     Gross profit ................................   $1,987,479         --

Operating expenses:

Professional fees - related party ................       36,818       43,835
Professional fees ................................      270,019         --
Other selling, general and administrative expenses      110,803         --
                                                     ----------   ----------
Total operating expenses .........................      417,640       43,835
                                                     ----------   -----------

Operating income .................................   $1,569,839   $  (43,835)

Other income (expense):
    Feasibility studies ..........................        7,500         --
                                                     ----------    ----------
     Total other income (expense) ................        7,500         --
                                                     ----------    ----------


Income (loss) before provision for income taxes ..    1,577,339      (43,835)
                                                     ----------   ----------

Provision for income taxes .......................      402,706         --
                                                     ----------   ----------

Net income (loss) ................................   $1,174,633   $  (43,835)
                                                     ==========   ==========







                 The accompanying notes are an integral part of
                           the financial statements.



                                NEXTGEN FUEL INC.
                            STATEMENTS OF CASH FLOWS
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND THE PERIOD
      FROM JANUARY 18, 2005 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005

                                                                    9/30/06        9/30/05
CASH FLOWS FROMOPERATING ACTIVITIES                               ---------------------------

Net income (loss) .............................................   $ 1,174,633    $   (43,835)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Changes in assets and liabilities
     Accounts payable - related parties .......................       (89,628)         2,500
     Accrued expenses .........................................       118,632         41,500
                                                                  -----------    -----------
       Net cash provided by operating activities ..............     1,203,637            165
                                                                  -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES

     Issuance of common stock .................................          --              200
                                                                  -----------    -----------
        Net cash provided by financing activities .............          --              200
                                                                  -----------    -----------


Increase in cash ..............................................     1,203,637            365
Cash at beginning of period ...................................        27,142           --
                                                                  -----------    -----------
Cash at end of period .........................................   $ 1,230,779    $       365
                                                                  ===========    ===========



Cash paid for income taxes ....................................   $   402,398    $      --

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the nine-month period ending September 30, 2006, the Company was forgiven for $52,369 in accrued consulting fees due to related parties, which was credited to Additional Paid-In Capital.




                 The accompanying notes are an integral part of
                           the financial statements.

                                NEXTGEN FUEL INC.
                        NOTES TO THE FINANCIAL STATEMENTS


1        DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The unaudited financial statements for the nine months ended September 30, 2006 and 2005, included herein, have been prepared by NextGen Fuel, Inc. ("we," "our," "us," "NextGen Fuel," or the "Company) Delaware corporation that was incorporated on January 18, 2005. The financial statements, in the opinion of management, include all adjustments which, except as described elsewhere herein, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The results for interim periods are not necessarily indicative of results for the entire year. The Company was a development stage company prior to the most current period.

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited financial statements of NextGen Fuel, Inc. contained herein, are presented for the nine months ended September 30, 2006 and 2005.

CASH AND EQUIVALENTS

The Company considers cash and equivalents to be cash and short-term investments with original maturities of three months or less from the date of acquisition.

REVENUE RECOGNITION

We recognize revenue from the sale of biodiesel production systems under contract accounting pursuant to Accounting Research Bulletin No. 45 ( ARB No.
45), Long-Term Construction-Type Contracts, and the guidance under AICPA Statement of Position 81-1 ("SOP 81-1"), Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Under the completed contract method income is recognized only when a contract is completed or substantially completed. During the period of performance, billings and costs are accumulated on the balance sheet, but no profit or income is recorded before completion or substantial completion of the work. SOP 81-1 requires that the percentage of completion method be used in lieu of the completed contract method when all of the following are present: reasonably reliable estimates can be made of revenue and costs; the construction contract specifies the parties' rights as to the goods, consideration to be paid and received, and the resulting terms of payment or settlement; the contract purchaser has the ability and expectation to perform all contractual duties; and the contract contractor has the same ability and expectation to perform. During the Company's initial construction projects, reliable cost and revenue estimates were not available and as a result the completed contract method was used to recognize revenue.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The carrying values of accounts receivable, other receivables, accounts payable, and accrued expenses approximate their fair values due to their short term maturities. As of December 31, 2006 the company was carrying no short term or long term debt.

3        COMMITMENTS AND CONTINGENCIES

CONSULTING AGREEMENTS

NextGen entered into a Management Services Agreement with Golden Technologies, LLC on January 19, 2005. Golden Technology, LLC incubates and actively manages new technology companies focused on energy and the environment. Under the terms of the agreement, Golden Technology, LLC will provide Business Development and Management Services, Technology Design Development and Commercialization Services, and Bookkeeping and Administrative Services. For the Business Development and Management Services, Golden Technology will be compensated $7,200 per month. For the Technology Design Development and Commercialization Services, Golden

                                NEXTGEN FUEL INC.
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

Technology will be compensated $9,600 per month. For Bookkeeping and Administrative Services, Golden Technology will be compensated $2,000 per month. This agreement was terminated as of October 31, 2006 due to the acquisition by GS AgriFuels Corporation

NextGen entered into a Management Services Agreement with Jeff DeWeese on January 19, 2005. Under the terms of the agreement, Mr. DeWeese will provide Business Development and Business Management Services. In compensation for Mr. DeWeese's services, NextGen will pay $12,000 per month. Additionally, Mr. DeWeese will receive additional compensation in the form a performance incentive equal to 5% of the total dividends and/or stock repurchase prices paid to shareholders of NextGen. This agreement was terminated as of October 31, 2006 due to the acquisition by GS AgriFuels Corporation

 LEGAL PROCEEDING

The Company is party to the matter entitled O'Brien & Gere Limited, et al v. NextGen Chemical Processors, Inc., et al, which action was filed in the Supreme Court of the State of New York. The verified complaint, which also names the Company and certain of its affiliates, seeks performance of and damages relating to certain service and related agreements, plus attorney's fees and costs. This matter relates to the provision by plaintiffs of certain engineering services to NextGen Chemical Processors, Inc. ("NCP") during 2005 and 2006. NCP is owned by the former shareholders of the Company. The Company has responded to the verified complaint and denies any liability.

4 INCOME TAXES Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NextGen Fuel has incurred losses through September 30, 2005, which have generated net operating loss carryforwards as of September 30, 2005. These loss carryforwards are subject to limitation in future years should certain ownership changes occur. For the nine months ended September 30, 2006 and 2005 NextGen's effective tax rate differs from the federal statutory rate principally due to net operating losses and other temporary differences for which no benefit was recorded. For the year ended nine months ended September 30, 2006 there were no deferred taxes. The provision for income taxes consisted of the following:

                                              9/30/06           9/30/05
                                           -------------     -------------
Current Provision
Federal                                      402,398                --
State                                            308                --
  Total Current Provision                  $ 402,706            $   --
                                           ---------          ---------

5    RELATED PARTY TRANSACTIONS

For the nine months ending September 30, 2005, the Company incurred $258,323 in consulting fees due to related parties that were later forgiven at December 31, 2005. An additional $52,369 in accrued consulting fees to these related parties was incurred during the nine months ended September 30, 2006 and forgiven by that date. These related parties were significant shareholders of the Company. On January 19, 2005 NextGen entered into a Management Services Agreement with Jeff DeWeese. Mr. DeWeese is a significant shareholder of NextGen Fuel, Inc.

On January 19, 2005 NextGen entered into a Management Services Agreement with Golden Technology, LLC. Golden Technology, LLC is owned by shareholders of NextGen Fuel, Inc.

6        STOCKHOLDERS' EQUITY

The Company's capital stock consists of 1,000 shares of common stock authorized with 870 shares outstanding as of September 30, 2006. Additional paid in capital increased by $52,369 during the nine months ended September 30, 2006 as a result of the forgiveness of accrued expenses pertaining to the consulting fees owed to related parties.

 SUBSEQUENT EVENTS

ACQUISITION BY GS AGRIFUELS CORPORATION

On October 31, 2006, a wholly-owned subsidiary of GS AgriFuels Corporation ("GS Agrifuels") purchased 100% of the outstanding capital stock of the Company. The purchase price was $21,204,437, of which 17,000,000 was paid at closing. The remaining $4,204,437 in holdback held by the sellers will be payable once the Company has realized revenue of at least $7,500,000 subsequent to the acquisition and there are no claims for indemnification by GS AgriFuels.

On October 31, 2006 NextGen Acquisition, Inc., a subsidiary of GS AgriFuels which was formed to facilitate the acquisition of the Company, completed a sale of securities to Stillwater Asset-Based Fund, LP pursuant to a Securities Purchase Agreement dated as of October 27, 2006. The Agreement called for Stillwater to purchase a Term Note in the principal amount of $6 million. The obligations of NextGen Acquisition Inc. under the Term Note have been guaranteed by the Company as well as GS AgriFuels and the following affiliates: GreenShift Corporation, GS Energy Corporation, GS CleanTech Corporation, Warnecke Design Services, Inc. and Warnecke Rentals, LLC (the "Guarantors"). Each of the Guarantors has pledged its assets to secure its guaranty.

                    GS AGRIFUELS CORPORATION AND SUBSIDIARIES
                     PRO-FORMA COMBINED FINANCIAL STATEMENTS

The Unaudited Pro-Forma Combined Statement of Operations of the Company for the year ended December 31, 2005 and the nine months ended September 30, 2006 (the "Pro-Forma Statements of Operations") and the Unaudited Pro-Forma Combined Balance Sheet of the Company as of September 30, 2006 (the "Pro-Forma Balance Sheet") and together with the Pro-Forma Statements of Operations (the "Pro-Forma Combined Financial Statements"), have been prepared to illustrate the effect of the acquisition of NextGen Fuel, Inc. on October 31, 2006 as if such transaction took place on January 18, 2005, the inception date of NextGen Fuel, Inc. The Pro-Forma Combined Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The Pro-Forma Combined Financial Statements should be read in conjunction with the historical financial statements of the Company.

On October 12, 2006, pursuant to a Stock Purchase Agreement between the Company's newly formed subsidiary, NextGen Acquisition, Inc. and NextGen Fuel, Inc., the Company acquired 100% interest in NextGen Fuel, Inc. for $21,204,437.

The Pro-Forma Combined Balance Sheet is that of the Company at September 30, 2006 and the Pro-Forma Combined Statements of Operations are those of the Company for the nine-month period ended September 30, 2006 and the year ended December 31, 2005.



                    GS AGRIFUELS CORPORATION AND SUBSIDIARIES
                             PRO-FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 2006

                                                     GS AgriFuels      NextGen Fuel
                                                   Corp. Historical  Inc. Historical       Pro Forma       Pro Forma
                                                               Data             Data     Adjustments        Balances
                                                 ------------------- --------------- ---------------- ---------------
ASSETS:
Current Assets:
  Cash ..........................................     $ 1,470,994      $ 1,230,779     $  11,635,000 a            --
                                                           --                --            4,879,237 a            --
                                                           --                --          (17,000,000)b    $  2,216,010
  Other current assets ..........................         700,000            --                --              700,000
                                                      -----------      -----------       -----------      ------------
    Total Current Assets ........................       2,170,994        1,230,779          (485,763)        2,916,010

Other assets:
  Investment in unconsolidated subsidiary at cost       2,501,324            --                --            2,501,324
  Investment in NextGen .........................           --               --           21,204,437 b            --
                                                            --               --          (21,204,437)c            --
  Deferred financing fees, net ..................         537,398            --            1,365,000 a            --
                                                            --               --              410,225 a       2,312,623
  Energy Technologies ...........................           --               --           14,700,000 c      14,700,000
 Goodwill .......................................           --               --            5,388,859 c       5,388,859
  Other assets ..................................          75,525            --                 --              75,525
                                                      -----------     ------------       -----------       -----------
      Total Other Assets ........................       3,114,247            --           21,864,084        24,978,331
                                                      -----------     ------------       -----------       -----------
TOTAL ASSETS ....................................       5,285,241        1,230,779        21,378,321        27,894,341
                                                      ===========     ============       ===========       ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts Payable & accrued expenses                     292,748          115,202              --             407,950
  Accrued interest - related party                         22,177            --                 --              22,177
  Due to related party                                    106,516            --                 --             106,516
  Note payable - seller                                      --              --            4,204,437 b       4,204,437
  Note payable - Stillwater                                  --              --            5,289,462 a       5,289,462
  Convertible debentures                                     --              --           13,000,000 a      13,000,000
  Convertible debentures - related party
   (net of discount)                                      196,396            --                 --             196,396
  Derivative liability                                    122,052            --                 --             122,052
                                                     ------------     ------------      ------------       -----------
      Total current liabilities                           739,889          115,202        22,493,899        23,348,990
                                                     ------------     ------------      ------------       -----------

Long term convertible debenture - (net of discount)     7,419,256              --               --           7,419,256
                                                     ------------     ------------       -----------       -----------

TOTAL LIABILITIES                                       8,159,145          115,202        22,493,899        30,768,246
                                                     ------------     ------------       -----------       -----------


Stockholders' deficiency:
  Preferred Stock, par value - $0.0001
    Series A convertible preferred stock,
     par value - $0.0001
     400,000 shares authorized, 37,350 shares
     issued and outstanding                                     4              --               --                   4
  Series C convertible preferred stock,
     par value - $0.001
    10,000,000 shares authorized, 1,000,000 shares
     issued and outstanding                                 1,000              --               --               1,000
  Common Stock, par value - $0.0001
    100,000,000 shares Authorized, 2,217,500 shares
      issued and outstanding                                  222                9                (9)c             222
  Additional paid-in capital                              624,855          335,519          (335,519)c         624,855
  Retained earnings (deficit)                          (2,858,858)         780,049          (780,050)c      (2,858,858)
  Deficit accumulated during development stage           (641,128)             --               --            (641,128)
                                                      -----------     ------------       -----------       -----------
      Total stockholders' equity (deficit)             (2,873,905)       1,115,577        (1,115,578)       (2,873,905)
                                                      -----------     ------------       -----------       -----------
TOTAL LIABILITIES & STOCKHOLDERS'
DEFICIENCY                                            $ 5,285,241      $ 1,230,779      $ 21,378,321      $ 27,894,341
                                                      ===========     ============      ============      ============

Unaudited Pro Forma Condensed Combined Balance Sheet September 30, 2006

The following unaudited pro forma adjustments relate to the acquisition as if it had occurred as of September 30, 2006.

a. This adjustment represents the indebtedness incurred in connection with the acquisition as follows:

Issuance of convertible debenture ...............................   $13,000,000
Issuance of note payable ........................................     5,289,462
Deferred financing fee ..........................................       410,225
Deferred financing fee ..........................................     1,365,000
                                                                     -----------
 Cash received ..................................................   $16,514,237

The convertible debenture bears interest at the rate of 10% per year. The debenture is due October 30, 2009. The note payable bears interest at the rate of 20% per year. The note is due December 31, 2008.

b. This adjustment represents the indebtedness incurred in connection with the acquisition as follows:

Issuance of notes payable -seller ..............................   $ 4,204,437

c. The following represents the allocation of the purchase price to the acquired assets and assumed liabilities of the acquired company and is for illustrative purposed only as of September 30, 2006.

Cash paid for the acquisition ....................................   $17,000,000
Issuance of notes payable to seller ..............................     4,204,437
                                                                     -----------
                                                                      21,204,437
Fair value of net assets to be acquired ..........................     1,115,578
                                                                     -----------
Excess purchase price to be allocated
 to intangible assets ............................................   $20,088,859
                                                                     ===========


    Goodwill .....................................................   $ 5,388,859
    Energy technology ............................................    14,700,000
                                                                     ===========
    Total intangible assets ......................................   $20,088,859



                    GS AGRIFUELS CORPORATION AND SUBSIDIARIES
                           PRO-FORMA INCOME STATEMENT
                   AS OF NINE MONTHS ENDED SEPTEMBER 30, 2006

                                                  GS AgriFuels GS NextGen Fuel
                                                    Historical     Historical     Pro-Forma    Pro-Forma
                                                          Data           Data   Adjustments     Balances
                                                   Nine Months      Nine Mont   Nine Months Nines Months
                                                         Ended          Ended         Ended        Ended
                                                       9/30/06        9/30/06       9/30/06      9/30/06
                                                   ------------------------------------------------------

Revenues .......................................   $      --      $ 2,749,985   $      --      $ 2,749,985
Cost of revenues ...............................          --          762,506          --          762,506
                                                    -----------   -----------    -----------    -----------

Gross profit ...................................   $      --      $ 1,987,479   $      --      $ 1,987,479

Operating expenses:

Amortization of technology .....................          --             --       1,575,000 b    1,575,000
    Professional fees - related party ..........          --          270,019          --          270,019
    Professional fees ..........................          --           36,818          --           36,818
    Selling, general and administrative expenses       378,166        110,803          --          488,969
                                                    -----------    -----------    -----------   ----------

Total operating expenses .......................       378,166        417,640     1,575,000      2,370,806
                                                   -----------    -----------     ---------     ----------

Operating loss .................................   $  (378,166)   $ 1,569,839   $ 1,575,000    $  (383,327)

Other income (expense):
Interest expense ...............................      (182,962)          --      (1,920,000)a   (2,102,962)
Feasibility studies ............................          --            7,500          --            7,500
Change in value of derivative ..................       (17,396)          --            --          (17,396)
Amortization of financing fees .................       (62,603)          --        (495,084)c     (557,687)
                                                   -----------   -----------    -----------    -----------

Total other income (expense) ...................      (262,961)         7,500    (2,415,084)    (2,670,545)
                                                   -----------   -----------    -----------    -----------

Income (loss) before income tax provision ......      (641,127)     1,577,339    (3,990,084)    (3,053,872)
                                                   -----------   -----------    -----------    -----------
Provision for income taxes .....................          --          402,706          --          402,706
                                                   -----------    -----------    ----------    -----------

Net income (loss) ..............................   $  (641,127)   $ 1,174,633   $(3,990,084)   $(3,456,578)
                                                   ===-========   ===========    ===========    ===========



Unaudited Pro Forma Condensed Combined Statement of Operations September 30, 2006

The following adjustments to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2006 relate to the acquisition as if it had occurred as of September 30, 2006.

a. This adjustment represents the interest expense on the new convertible debenture and notes payable issued in connection with the acquisition. An interest rate of 10% per year on the convertible debenture, assuming the debt was outstanding as of January 1, 2006. An interest rate of 20% per year on the $5 million note payable and an interest rate of 6% per year on the note payable to the seller, assuming the debts were outstanding as of January 1, 2006.

b. This adjustment represents the amortization of the Energy Technology assuming the acquisition had taken place as of January 1, 2006.

c. This adjustment represents the amortization of deferred financing fees related to the convertible debenture and the $5 million note payable, assuming the acquisition had taken place as of January 1, 2006

                    GS AGRIFUELS CORPORATION AND SUBSIDIARIES
                           PRO-FORMA INCOME STATEMENT
                        FOR YEAR ENDED DECEMBER 31, 2005
                                                GS AgriFuels  NextGen Fuel
                                                 Historical     Historical      ProForma      ProForma
                                                       Data           Data   Adjustments      Balances
                                                 Year Ended     Year Ended    Year Ended   Nine Months
                                                   12/31/05      12/31/05       12/31/05      12/31/05
                                                ------------------------------------------------------
Revenues ...................................   $      --      $      --      $      --      $      --
Cost of revenues ...........................          --             --             --             --
                                               -----------    -----------    -----------    -----------
Gross profit ...............................   $      --      $      --      $      --      $      --

Operating expenses:

Amortization of technology .................          --             --      2,100,000 b      2,100,000
Professional fees ..........................          --          389,838           --          389,838
Selling, general and administrative expenses       442,241         83,833           --          526,074
                                               -----------    -----------    -----------    -----------
Total operating expenses ...................       442,241        473,671      2,100,000      3,015,912
                                               -----------    -----------    -----------    -----------
Operating loss .............................   $  (442,241)   $  (473,671)   $(2,100,000)   $(3,015,912)

Other income (expense):
Interest expense ...........................        (3,787)          --      (2,560,000)a    (2,563,787)
Feasibility studies ........................          --            4,087           --            4,087
Amortization of financing fees .............          --             --        (660,113)c      (660,113)
                                               -----------    -----------    -----------    -----------
Total other income (expense) ...............        (3,787)         4,087     (3,220,113)    (3,219,813)
                                               -----------    -----------    -----------    -----------
Income (loss) before income tax provision ..      (446,028)      (469,584)    (5,320,113)    (6,235,725)
                                               -----------    -----------    -----------    -----------
Provision for income taxes .................         6,762           --             --            6,762
                                               -----------    -----------    -----------    -----------
Net income (loss) ..........................   $  (452,790)   $  (469,584)   $(5,320,113)   $(6,242,487)
                                               ===========    ===========    ===========    ===========

Unaudited Pro Forma Condensed Combined Statement of Operations December 31, 2005

The following adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 relate to the acquisition as if it had occurred on January 1, 2005.

a. This adjustment represents the interest expense on the new convertible debenture and notes payable issued in connection with the acquisition. An interest rate of 10% per year on the convertible debenture, assuming the debt was outstanding as of January 1, 2005. An interest rate of 20% per year on the $5 million note payable and an interest rate of 6% per year on the note payable to the seller, assuming the debts were outstanding as of January 1, 2005.

b. This adjustment represents the amortization of the Energy Technology assuming the acquisition had taken place as of January 1, 2005.

c. This adjustment represents the amortization of deferred financing fees related to the convertible debenture and the $5 million note payable, assuming the acquisition had taken place as of January 1, 2005.